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                                    FORM 8-K




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report: July 13, 2004 Commission File Number 0-4539


                             TRANS-INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)



               Delaware                                       13-2598139
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                     Identification Number)

  2637 S. Adams Road, Rochester Hills, MI                       48309
 (Address of principal executive offices)                    (Zip Code)


                                 (248) 852-1990
              (Registrant's telephone number, including area code)















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Item 2. Acquisitions or Disposal of Assets.

(a) Trans Industries, Inc. (the "Registrant") sold its interest in the real property located at 2000 Bond Street, Rochester Hills, Michigan to an unaffiliated third party.

         The closing occurred on July 13, 2004. The property was sold to an unrelated party pursuant to arm's length negotiations. The sale price was $2,800,000. The Registrant received sales proceeds of approximately $2,602,351, which was net of closing prorations and selling expenses. The Registrant and recorded a net gain of approximately $2,462,000 from this transaction.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

C.     Exhibits.

       No.      Description

         99.1     Press Release regarding sale of Property




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Trans-Industries, Inc.
                                                   (Registrant)

July 21, 2004                                      /s/ Kai Kosanke
                                                   ----------------------------
                                                   Kai Kosanke
                                                   Chief Financial Officer










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                                 EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION

EX-99.1                    Press Release dated July 13, 2004.